Exhibit 99

Contact:	Randall Oliver (media) (323) 869-7607 randall.oliver@smartandfinal.com Richard Phegley (investors) (323) 869-7779 rick.phegley@smartandfinal.com

SMART & FINAL REPORTS 16 PERCENT SAME STORE SALES GROWTH

AND STRONG INCREASE IN OPERATING INCOME IN SECOND QUARTER

•	Second Quarter Same Store Sales Increase 16.3 Percent

•	Year-to-Date Sales Increase 17.9 Percent Over Prior Year

•	Second Quarter Income from Continuing Operations of $8.3 Million

•	Bank Debt Reduced $25 Million in Second Quarter

LOS ANGELES, July 15, 2004 – Smart & Final Inc. (NYSE – SMF) today reported income from continuing operations of $8.3 million for the twelve-week quarter ended June 13, 2004, an increase of $14.9 million over the prior year second quarter loss from continuing operations of $6.6 million.

On a per diluted share basis, income from continuing operations for the second quarter of 2004 was $0.26, a $0.48 increase over the loss from continuing operations of $0.22 per diluted share reported in the second quarter of 2003. The 2003 second quarter results included pre-tax charges of $18.4 million related to litigation and other charges. As adjusted for these charges net of tax, income from continuing operations in the second quarter of 2003 was $4.4 million, or $0.15 per diluted share. [This adjusted income from continuing operations and earnings per diluted share for the 2003 second quarter is a non-GAAP financial measure as defined by SEC Regulation G. See attached reconciliation of the non-GAAP financial measures.] Using the 2003 adjusted income, the year-to-year comparison of second quarter income from continuing operations was an increase of 88 percent.

Sales from continuing operations in the current year second quarter were $457.8 million, an increase of 16.6 percent over second quarter 2003 sales of $392.7 million. Second quarter 2004 comparable store sales increased by 16.3 percent.

Etienne Snollaerts, president and chief executive officer, stated, “Our second quarter sales and income performance was truly outstanding. Our same store sales continued to grow at strong rates, in both of our store concepts and in all of our major geographic regions. We’re particularly pleased that a substantial percentage of customers have continued to shop at Smart & Final stores since the southern California grocery strike ended in the first quarter of this year. All of our customers continue to enjoy our unique products and great values.”

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Smart & Final Inc. Second Quarter 2004

Snollaerts added, “Our strong operating income in the second quarter reflects not only the growth in sales, but also our efforts to control operating costs while continuing to invest in our future.”

Gross margin from continuing operations increased $10.4 million, or 15.6 percent, to $77.2 million for the second quarter of 2004 as compared to $66.8 million for the prior year second quarter. The increase in gross margin was primarily related to the significant increase in sales over the prior year quarter. As a percentage of sales, gross margin decreased slightly to 16.9 percent for second quarter 2004 compared to 17.0 percent for second quarter 2003. This decrease was primarily due to sales mix changes partially offset by the effect of adopting a new accounting pronouncement in 2003.

As a percentage of sales, operating and administrative expenses decreased to 13.2 percent for the 2004 second quarter from 14.2 percent for the 2003 second quarter. The decrease is primarily attributable to sales increasing at a faster rate than overall operating and administrative expenses. Operating and administrative expenses from continuing operations increased $4.5 million, or 8.1 percent, to $60.4 million for the second quarter of 2004 as compared to $55.8 million for the prior year second quarter. The increase was largely attributable to increased costs in labor, fringe benefit and incentive compensation, and marketing.

Interest expense increased to $3.7 million for the 2004 quarter as compared to $2.7 million for the prior year quarter. The increase was primarily due to adoption of an accounting pronouncement as referenced below (see Supplemental Disclosure) and the partial early termination cost of an interest rate hedging arrangement, partially offset by lower interest expense from reduced debt.

During the second quarter of 2004 the company reduced its outstanding obligation under its revolving credit facility by $25 million. At the end of the second quarter 2004, the outstanding balance on the revolving credit facility was $35.0 million as compared to $120.8 million at the end of the second quarter of 2003, a year-to-year reduction of 71.0 percent.

Snollaerts added, “Our financial position continues to strengthen following last year’s strategic repositioning. The company’s net cash flow from continuing operations was over $15 million through the first two quarters of 2004 and we have further reduced our outstanding debt by $25 million. Also, year-to-date we have invested over $11 million in store development and information systems, and we expect to increase our pace of store development in the balance of 2004 and in 2005.”

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Smart & Final Inc. Second Quarter 2004

In second quarter 2004, the company recorded an after-tax loss of $0.2 million from the effect of discontinued operations, largely representing the wind-down of broadline foodservice distribution operations in northern California and Florida, and the divestiture of its retail stores operation in the Florida market. In the second quarter of 2003, the company recorded an after-tax loss of $57.3 million from discontinued operations primarily reflecting charges related to the sale and divestiture of the discontinued operations. In the second quarter of 2003, the company also recorded a $5.3 million charge net of tax representing the cumulative effect of a change in accounting principle related to the consolidation by the company of a real estate synthetic lease facility not previously consolidated. Including the effect of discontinued operations, net income for the twelve-week quarter ended June 13, 2004 was $8.1 million, or $0.26 per diluted share. Including the effect of discontinued operations and the cumulative effect of accounting change, second quarter 2003 net loss was $69.2 million, or $2.31 per diluted share.

One store, in Murrieta, Calif., was relocated during the 2004 second quarter. On a continuing operations basis, the company operated 230 stores at the end of the 2004 second quarter compared with 228 stores at the end of the 2003 second quarter.

Supplemental Disclosure

In the second quarter of 2003, the company adopted Financial Accounting Standards Board Interpretation (“FIN”) No. 46 “Consolidation of Variable Interest Entities” which required the consolidation by the company of a real estate synthetic lease facility not previously consolidated. In accordance with the provisions of FIN No. 46, the company has recorded approximately $1.8 million of costs as interest expense in the second quarter 2004 that prior to adoption were recorded in cost of sales as rental expense. In addition pursuant to FIN No. 46, the company recorded in the second quarter 2004 approximately $0.3 million of depreciation expense in cost of sales that prior to adoption was not recorded. When compared to the prior year second quarter, the net effect of adopting FIN No. 46 to the second quarter of 2004 was to increase the gross margin as a percentage of sales by 0.4 percent.

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. currently operates 230 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico. For more information, visit the company’s website at www.smartandfinal.com.

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Smart & Final Inc. Second Quarter 2004

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

STANDARD PRESS RELEASE CALL INFO

A telephone conference call with Smart & Final’s senior management will be held on Friday, July 16, 2004 at 8:00 a.m. Pacific Daylight Time. The conference call is available in a listen-only mode through www.CCBN.com. Replays of the conference call will also be available.

INVESTOR LIST PRESS RELEASE CALL INFO

A telephone conference call with Smart & Final’s senior management will be held on Friday, July 16, 2004 at 8:00 a.m. Pacific Daylight Time. To participate, call (415) 537-1890. A 24-hour replay of the conference call will be available after 9:30 a.m. Pacific time by calling (800) 633-8284 and entering reservation code 2119-9538. Replays of the conference call will also be available through www.CCBN.com

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SMART & FINAL INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share amounts)

	June 13, 2004	December 28, 2003
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$35,795	$50,949
Accounts receivable, less allowance for doubtful accounts of $330 in 2004 and $307 in 2003	13,537	15,524
Inventories	130,372	123,428
Prepaid expenses and other current assets	20,856	27,069
Deferred tax assets	16,181	16,660
Assets of discontinued operations	2,327	4,681

Total current assets	219,068	238,311
Property, plant and equipment:
Land	66,798	68,042
Buildings and improvements	63,069	64,237
Leasehold improvements	113,446	113,388
Fixtures and equipment	182,849	179,079

	426,162	424,746
Less – Accumulated depreciation and amortization	188,201	177,706

Net property, plant and equipment	237,961	247,040
Assets under capital leases, net of accumulated amortization of $9,982 in 2004 and $9,417 in 2003	3,361	3,926
Goodwill	34,775	34,775
Deferred tax assets	16,123	16,123
Other assets	53,339	55,350

Total assets	$564,627	$595,525

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and capital leases	$37,033	$61,964
Accounts payable	87,380	94,402
Accrued salaries and wages	16,112	15,827
Other accrued liabilities	32,003	45,646
Liabilities of discontinued operations	3,845	7,296

Total current liabilities	176,373	225,135
Long-term liabilities:
Obligations under capital leases	3,601	4,511
Notes payable	53,456	53,496
Notes payable to affiliate	33,154	33,173
Other long-term liabilities	25,574	25,253
Workers’ compensation reserve, postretirement and postemployment benefits	41,748	40,380

Total long-term liabilities	157,533	156,813
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par value (authorized 10,000,000 shares; no shares issued)	—	—
Common stock, $0.01 par value (authorized 100,000,000 shares; 30,166,155 shares issued and outstanding in 2004 and 29,922,821 in 2003)	302	299
Additional paid-in capital	209,345	207,296
Notes receivable for common stock	(91)	(100)
Accumulated other comprehensive loss	(9,104)	(9,881)
Retained earnings	30,269	15,963

Total stockholders’ equity	230,721	213,577

Total liabilities and stockholders’ equity	$564,627	$595,525

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SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	Twelve Weeks Ended		Twenty-four Weeks Ended
	June 13, 2004	June 15, 2003	June 13, 2004	June 15, 2003
	(Unaudited)

Sales	$457,794	$392,664	$881,267	$747,301
Cost of sales, buying and occupancy	380,603	325,880	731,101	622,843

Gross margin	77,191	66,784	150,166	124,458
Operating and administrative expenses	60,352	55,847	118,462	106,246
Litigation and other charges	—	18,400	—	18,400

Income (loss) from operations	16,839	(7,463)	31,704	(188)
Interest expense, net	3,722	2,694	7,411	5,448

Income (loss) from continuing operations before income taxes	13,117	(10,157)	24,293	(5,636)
Income taxes	(5,247)	3,480	(9,721)	1,683
Equity earnings in unconsolidated subsidiary	460	64	354	75

Income (loss) from continuing operations	8,330	(6,613)	14,926	(3,878)
Discontinued operations, net of tax	(221)	(57,318)	(620)	(59,890)

Income (loss) before cumulative effect of accounting change	8,109	(63,931)	14,306	(63,768)
Cumulative effect of accounting change (variable interest entity, net of tax of $3,534)	—	(5,301)	—	(5,301)

Net income (loss)	$8,109	$(69,232)	$14,306	$(69,069)

Earnings (loss) per common share
Earnings (loss) per common share from continuing operations	$0.28	$(0.22)	$0.50	$(0.13)
Earnings (loss) per common share from discontinued operations	(0.01)	(1.92)	(0.02)	(2.01)
Cumulative effect of accounting change per common share	—	(0.18)	—	(0.18)

Earnings (loss) per common share	$0.27	$(2.31)	$0.48	$(2.32)

Weighted average common shares	30,051,810	29,909,973	29,961,360	29,819,103

Earnings (loss) per common share, assuming dilution
Earnings (loss) per common share, assuming dilution, from continuing operations	$0.26	$(0.22)	$0.48	$(0.13)
Earnings (loss) per common share, assuming dilution, from discontinued operations	(0.01)	(1.92)	(0.02)	(2.01)
Cumulative effect of accounting change per common share, assuming dilution	—	(0.18)	—	(0.18)

Earnings (loss) per common share, assuming dilution	$0.26	$(2.31)	$0.46	$(2.32)

Weighted average common shares and common share equivalents	31,557,253	29,909,973	31,408,287	29,819,103

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SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AS A PERCENTAGE OF SALES

	Twelve Weeks Ended		Twenty-four Weeks Ended
	June 13, 2004	June 15, 2003	June 13, 2004	June 15, 2003
	(Unaudited)

Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, buying and occupancy	83.1	83.0	83.0	83.3

Gross margin	16.9	17.0	17.0	16.7
Operating and administrative expenses	13.2	14.2	13.4	14.2
Litigation and other charges	—	4.7	—	2.5

Income (loss) from operations	3.7	(1.9)	3.6	—
Interest expense, net	0.8	0.7	0.8	0.7

Income (loss) from continuing operations before income taxes	2.9	(2.6)	2.8	(0.8)
Income taxes	(1.1)	0.9	(1.1)	0.2
Equity earnings in unconsolidated subsidiary	0.1	—	—	—

Income (loss) from continuing operations	1.8	(1.7)	1.7	(0.5)
Discontinued operations, net of tax	—	(14.6)	(0.1)	(8.0)

Income (loss) before cumulative effect of accounting change	1.8	(16.3)	1.6	(8.5)
Cumulative effect of accounting change (variable interest entity, net of tax of $3,534)	—	(1.4)	—	(0.7)

Net income (loss)	1.8%	(17.6)%	1.6%	(9.2)%

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SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Twenty-four Weeks Ended
	June 13, 2004	June 15, 2003
	(Unaudited)
Cash Flows from Operating Activities:
Income (loss) from continuing operations before cumulative effect of accounting change	$14,926	$(3,878)
Adjustments to reconcile income (loss) from continuing operations before cumulative effect of accounting change to net cash provided by continuing activities:
Non-cash litigation and other charges, net of tax	—	11,040
Gain on disposal of property, plant and equipment	(600)	(415)
Depreciation	8,400	8,770
Amortization	5,987	5,611
Amortization of deferred financing costs	1,326	1,293
Deferred tax provision	478	162
Equity earnings in unconsolidated subsidiary	(354)	(75)
Decrease (increase) in:
Accounts receivable	2,126	3,270
Inventories	(6,944)	162
Prepaid expenses and other assets	5,746	(1,228)
Increase (decrease) in:
Accounts payable	(5,068)	9,707
Accrued salaries and wages	285	2,195
Other accrued liabilities	(10,850)	21

Net cash provided by continuing activities	15,458	36,635
Net cash (used in) provided by discontinued activities	(2,444)	3,289

Net cash provided by operating activities	13,014	39,924

Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(6,962)	(9,291)
Proceeds from disposal of property, plant and equipment	2,662	1,451
Investment in capitalized software	(4,451)	(3,185)
Other	4,566	(1,381)

Net cash used in continuing activities	(4,185)	(12,406)
Net proceeds from divestitures	325	—
Net cash provided by discontinued activities	79	53

Net cash used in investing activities	(3,781)	(12,353)

Cash Flows from Financing Activities:
Payments on bank line of credit	(30,000)	(16,678)
Borrowings on bank line of credit	5,000	7,500
Payments on notes payable	(900)	(5,855)
Proceeds from issuance of common stock, net of costs	1,513	—

Net cash used in continuing activities	(24,387)	(15,033)
Net cash used in discontinued activities	—	(94)

Net cash used in financing activities	(24,387)	(15,127)

(Decrease) increase in cash and cash equivalents	(15,154)	12,444
Cash and cash equivalents at beginning of the period	50,949	23,002

Cash and cash equivalents at end of the period	$35,795	$35,446

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SMART & FINAL INC.

NON-GAAP FINANCIAL MEASURES

The second paragraph of the news release contains information regarding our income from continuing operations for the 2003 second quarter, as adjusted for the exclusion of $18.4 million of expenses associated with litigation and other charges. This financial information is a non-GAAP financial measure as defined by SEC Regulation G. The GAAP financial measure most directly comparable is income from continuing operations unadjusted for these items. The reconciliation of each of the non-GAAP financial measures is as follows:

SMART & FINAL INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share amounts)

	Quarter ended
	June 13, 2004	June 15, 2003
	GAAP (a)	GAAP (a)	Adjustments		Non-GAAP (b)
Sales	$457,794	$392,664	$—		$392,664
Cost of sales, buying and occupancy	380,603	325,880	—		325,880

Gross margin	77,191	66,784	—		66,784
Operating and administrative expenses	60,352	55,847	—		55,847
Litigation and other charges	—	18,400	(18,400	)(c)	—

Income (loss) from operations	16,839	(7,463)	18,400		10,937
Interest expense, net	3,722	2,694	—		2,694

Income from continuing operations before income taxes	13,117	(10,157)	18,400		8,243
Income taxes	(5,247)	3,480	(7,360)		(3,880)
Equity earnings in unconsolidated subsidiary	460	64	—		64

Income (loss) from continuing operations	$8,330	$(6,613)	$11,040		$4,427

Earnings (loss) per common share, assuming dilution, from continuing operations	$0.26	$(0.22)			$0.15

Income(loss) from operations as a percentage of sales (Earnings Before Interest expense and Taxes)	3.7%	(1.9)%			2.8%

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).
(b)	Non-GAAP amounts exclude expense associated with litigation and other charges.
(c)	Amount represents expense associated with litigation and other charges.

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